EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement (No. 333-140240) of Form S-1 of The Frontier Fund of our report dated March 17, 2008, relating to our audits of the financial statements, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Denver, Colorado February 4, 2009